UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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ABIOMED, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01923

Notice of Annual Meeting of Stockholders

To Be Held on August 13, 2008

The Annual Meeting of Stockholders of ABIOMED, Inc. will be held on August 13, 2008 at 8:00 a.m. at the offices of Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts, for the following purposes:

1.	To consider and vote upon the election of three Class I directors;

2.	To consider and vote upon the approval of our 2008 Stock Incentive Plan;

3.	To consider and vote upon ratification of the appointment of our independent registered public accounting firm; and

4.	To consider and act upon any other matter which may properly come before the Annual Meeting or any adjourned session thereof.

Our Board of Directors has fixed the close of business on June 25, 2008 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on June 25, 2008 will be entitled to vote at the Annual Meeting or any adjournments thereof.

By order of the Board of Directors

Peter M. Rosenblum, Secretary

Boston, Massachusetts

July 9, 2008

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

ABIOMED, Inc.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held on August 13, 2008

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at our Annual Meeting of Stockholders to be held at the offices of Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts on August 13, 2008 and at any adjournment or adjournments thereof. We are a Delaware corporation and our principal executive offices are located at 22 Cherry Hill Drive, Danvers, Massachusetts 01923.

We will bear any cost of solicitation. Some of our officers and employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy material to their principals. It is expected that this proxy statement and the accompanying proxy will be mailed to our stockholders on or about July 16, 2008.

We have fixed the close of business on June 25, 2008 as the record date for the Annual Meeting. Only stockholders of record at the close of business on June 25, 2008 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of June 25, 2008, there were outstanding and entitled to vote 33,339,123 shares of our common stock, $.01 par value per share. Our by-laws require that a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Abstentions and broker non-votes will be counted as present or represented for purposes of determining the existence of a quorum. A “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Proposal no. 1 (election of directors) requires the affirmative vote of a plurality of the votes cast by holders of our common stock entitled to vote thereon, provided that a quorum is present. Abstentions and broker non-votes will not be included in calculating the number of votes cast on Proposal no. 1. Proposal no. 2 (approval of our 2008 Stock Incentive Plan) and Proposal no. 3 (ratification of the appointment of our independent registered public accounting firm) require the affirmative vote of a majority of the votes cast by holders of our common stock entitled to vote thereon, provided that a quorum is present. Abstentions and broker non-votes will not be included in calculating the number of votes cast on Proposal no. 2 and Proposal no. 3. Votes will be tabulated by American Stock Transfer & Trust Company, our transfer agent.

THE ENCLOSED PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED ON THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE NOMINEES FOR DIRECTOR (PROPOSAL NO. 1), FOR THE APPROVAL OF OUR 2008 STOCK INCENTIVE PLAN (PROPOSAL NO. 2), AND FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 3). IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED BY THE HOLDERS OF THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

Our annual report to stockholders for the fiscal year ended March 31, 2008, including financial statements audited by Deloitte & Touche LLP, our independent registered public accounting firm, is being mailed to each of our stockholders simultaneously with this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class I directors is expiring.

Our Board of Directors has nominated Ronald W. Dollens, Desmond H. O’Connell, Jr. and Dorothy E. Puhy, each to serve as a Class I director for a three-year term, until the 2011 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Each of these nominees is currently serving on our Board of Directors. Mr. Dollens was elected by our Board of Directors as a Class I director in January 2006. Mr. O’Connell and Ms. Puhy were elected by our stockholders as Class I directors at our Annual Meeting of Stockholders in August 2005. The term of each of Messrs. Dollens and O’Connell and Ms. Puhy will expire at the upcoming annual meeting.

If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and our Board of Directors designates another nominee, the persons named as proxies will vote the proxy for such substitute, if any. Our Board of Directors has no reason to believe that any of the proposed nominees will be unable or unwilling to serve. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person.

Our Board of Directors recommends that you vote FOR the election of Ronald W. Dollens, Desmond H. O’Connell, Jr. and Dorothy E. Puhy.

PROPOSAL NO. 2

APPROVAL OF OUR

2008 STOCK INCENTIVE PLAN

On July 8, 2008, our Board of Directors adopted, subject to stockholder approval, our 2008 Stock Incentive Plan. Approval of our 2008 Stock Incentive Plan requires the vote of a majority of the shares of our common stock present or represented at the meeting and voting on the 2008 Stock Incentive Plan.

Reasons underlying Proposal No. 2

Our Board of Directors adopted the 2008 Stock Incentive Plan in order to ensure that we will have adequate shares available to attract, retain, and motivate our management and other employees with equity incentives. As of June 25, 2008, only 308,688 shares of our common stock remain available for issuance under our current equity incentive plans, consisting of 22,188 shares of common stock available under our 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, 177,325 shares of common stock available under our 1998 Equity Incentive Plan and 109,175 shares of common stock available under our 2000 Stock Incentive Plan. Under these plans, there are 314,001 unvested shares of restricted stock outstanding as of June 25, 2008. In addition, under these plans, there are outstanding stock options to purchase 4,547,915 shares of our common stock at a weighted average exercise price of $11.97 and with a weighted average term of 7.14 years.

Stockholder approval of our 2008 Stock Incentive Plan has certain tax benefits. Our 2008 Stock Incentive Plan allows us to award “incentive stock options,” which receive favorable tax treatment under the Internal Revenue Code. The stock option grants under our 2008 Stock Incentive Plan cannot qualify as incentive stock options unless the increase is approved by our stockholders.

Additionally, our 2008 Stock Incentive Plan is also specifically designed to preserve our ability to deduct the compensation we pay certain executive officers for income tax purposes. Section 162(m) of the Internal Revenue Code generally prevents us from deducting more than $1.0 million in compensation each year for our chief executive officer and each of our three most highly compensated executive officers other than the chief executive officer or chief financial officer. Compensation treated as “qualified performance-based compensation” under Section 162(m) is not subject to this limitation. Any awards granted under our 2008 Stock Incentive Plan may be treated as “qualified performance-based compensation” only if the plan is approved by a majority vote of our stockholders.

Finally, as an issuer listed on the Nasdaq Global Market, we are required by the rules of the Nasdaq Stock Market to obtain stockholder approval of any stock option or purchase plan or other equity compensation arrangement under which our officers, directors, employees or consultants may acquire shares of our common stock, prior to our issuance of securities under such a plan.

Summary of our 2008 Stock Incentive Plan

The following is a summary of certain of the key provisions of our 2008 Stock Incentive Plan. The full text of our 2008 Stock Incentive Plan is set forth at Appendix A.

Purpose of the plan

The purpose of our 2008 Stock Incentive Plan is to encourage and enable our officers, directors, employees, and other persons providing services to us to acquire a proprietary interest in our company. It is anticipated that providing such persons with a direct stake in our welfare will assure a closer identification of their interests with our interests and those of our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain associated with us.

Types of awards authorized by the plan

Our 2008 Stock Incentive Plan authorizes the grant of the following types of incentive and performance awards to our officers, employees, and other persons providing services to us or our subsidiaries:

•	options to purchase shares of our common stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code;

•	non-statutory options, which do not qualify as incentive stock options;

•	restricted stock awards consisting of shares of our common stock subject to restrictions;

•	unrestricted stock awards, consisting of shares of our common stock issued or sold without any restrictions under the plan;

•	performance share awards, entitling the recipient to acquire shares of our common stock upon the attainment of specified performance goals; and

•

stock appreciation rights, entitling the recipient, upon exercise of the rights, to receive from us a number of shares of our common stock having an aggregate fair market value equal to the difference in the fair market value of the stock on the exercise date and the exercise price of the right.

As of June 25, 2008, eight directors (excluding Mr. Minogue, who is also an officer), five executive officers and approximately 375 non-executive officer employees were eligible to participate in the 2008 Stock Incentive Plan.

Shares subject to the plan

All of the shares issued under our 2008 Stock Incentive Plan or by which awards granted under the plan are measured are shares of our authorized but unissued common stock. The maximum number of shares issuable under the plan is 2,000,000 (counted as further described below). The plan increases this maximum, but not by more than a total of 4,500,000 additional shares, for each share that is:

•

available for future awards under our 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, our 1998 Equity Incentive Plan and our 2000 Stock Incentive Plan as of the date our stockholders approve the 2008 Stock Incentive Plan; or

•

issued under our 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, our 1998 Equity Incentive Plan and our 2000 Stock Incentive Plan and forfeited after the date as of the date our stockholders approve the 2008 Stock Incentive Plan.

Each share of stock issued pursuant to a stock option or stock appreciation right counts as one share against the maximum number of shares issuable under our 2008 Stock Incentive Plan, while each share of stock issued pursuant to any other type of award counts as 1.5 shares against the maximum number of shares issuable under the plan. The plan adjusts the maximum number of shares if we effect a capital readjustment or pay a stock dividend without receiving compensation in return. Whenever any outstanding award under the plan expires or terminates other than by exercise or payment (with the exception of any shares used to pay the exercise price of a stock option or to pay withholding taxes with respect to an award under the plan), the corresponding shares of common stock may again be the subject of plan awards. However, shares used to pay the exercise price of a stock option, to pay withholding taxes, and shares subject to stock appreciation rights that are not issued upon the exercise of such stock appreciation rights are not available for future plan awards. Our 2008 Stock Incentive Plan authorizes awards of up to an aggregate of 300,000 shares of common stock to any one participant per year.

The last sales price of our common stock on June 25, 2008, as reported on the Nasdaq Global Market, was $18.73 per share.

Effect on our other incentive plans

Following the approval of the 2008 Stock Incentive Plan by our stockholders, we will no longer grant awards under our 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, our 1998 Equity Incentive Plan and our 2000 Stock Incentive Plan. All unexpired awards under these plans will continue in full force and operation except as they may be exercised, be terminated or lapse, by their own terms and conditions.

Administration of the plan

Our 2008 Stock Incentive Plan is administered by the Compensation Committee of our Board of Directors, all of whose members qualify both as “non-employee directors” within the meaning of Section 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. In addition, the Compensation Committee may establish an additional single-member committee (consisting of an executive officer) that may grant awards to non-executive officers and make all other determinations under the 2008 Stock Incentive Plan with respect to such awards. The Board of Directors has established such a single-member committee, consisting of Mr. Minogue.

The Compensation Committee or the single-member committee selects the individuals who receive awards and determines the terms of each award, subject to the provisions of the 2008 Stock Incentive Plan. The Compensation Committee also has the power to make changes to outstanding awards under the 2008 Stock Incentive Plan, including the power to accelerate the vesting schedule of any award and to extend the expiration date of any option or stock appreciation right. However, the Compensation Committee does not have authority to reduce the exercise price of any stock option or stock appreciation right after the date of grant.

Upon granting an award under our 2008 Stock Incentive Plan, the Compensation Committee may require the award recipient to agree to enter into a standard “lock-up agreement,” which would prevent the recipient from disposing of any shares issued under the award for a period of not more than 215 days following the effective date of our registering any of our securities with the Securities and Exchange Commission.

Stock Options

Our 2008 Stock Incentive Plan authorizes the grant of options to purchase our common stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code, and options that do not so qualify, which are non-statutory options. Incentive options may be granted under our 2008 Stock Incentive Plan to our employees or the employees of any of our subsidiaries, including directors and officers who are our employees or employees of any of our subsidiaries. Non-statutory options may be granted under our 2008 Stock Incentive Plan to our employees, or any employees of our subsidiaries, and to directors, consultants and other persons who render services to us or our subsidiaries, regardless of whether they are our employees or employees of any subsidiary.

The exercise price of any option granted under our 2008 Stock Incentive Plan must equal or exceed the fair market value of our common stock on the date of grant. The exercise price of incentive options granted under the 2008 Stock Incentive Plan to a person who owns more than 10% of the combined voting power of all classes of our outstanding capital stock or the capital stock of any of our subsidiaries, referred to as a greater-than-ten- percent stockholder, must equal or exceed 110% of the fair market value of our common stock on the date of grant.

Each option expires no later then ten years after the date of grant or, in the case of an incentive option granted to a greater-than-ten-percent stockholder, five years after the date of grant. The aggregate fair market value, at the time of grant, of shares issuable pursuant to incentive options that are exercisable for the first time in any calendar year may not exceed $100,000, unless a greater amount is permitted by law.

Except as otherwise provided by the Compensation Committee with respect to non-statutory options, options are not transferable except by will or by laws of descent and distribution, and during the holder’s lifetime are exercisable only by the holder. The Compensation Committee determines, in its discretion, how and when non-statutory options will terminate. Incentive stock options will terminate as follows:

•

If the option holder’s employment with us terminates because of death, his or her incentive option may be exercised, to the extent exercisable at the time of termination, for a period of 180 days from the date of termination of employment or the stated expiration date of the option, whichever is earlier.

•

If the option holder’s employment with us terminates because of disability, as defined in the 2008 Stock Incentive Plan, his or her incentive option may be exercised, to the extent exercisable at the time of termination, for a period of 90 days from the date of termination of employment or the stated expiration date of the option, whichever is earlier.

•

If the option holder’s employment with us terminates because of retirement in accordance with our normal retirement policies, his or her incentive option is exercisable for a period of 90 days from the date of termination of the option holder’s employment or the stated expiration date of the option, whichever is earlier.

•	If the option holder’s employment is terminated by us for cause, as defined in our 2008 Stock Incentive Plan, his or her incentive option will immediately terminate.

•

If the option holder’s employment with us terminates for any reason other than those listed above, his or her incentive option may be exercised, to the extent it was exercisable at the time of termination, for a period of 30 days from the date of termination of employment or until the stated expiration date of the option, whichever is earlier.

The holder of an option may pay the exercise price for the shares subject to the option (a) in cash or by bank check in an amount equal to the exercise price for such shares, or (b) to the extent provided in the applicable agreement setting forth the terms and conditions of the option, by any one or more of the following: (i) in shares of our common stock having a fair market value equal to the aggregate exercise price of the option being exercised, (ii) by delivery of irrevocable instructions to a broker to deliver to us cash or a check payable to us for the aggregate exercise price, provided that the holder and the broker enter into an indemnity agreement or any other agreement that the Compensation Committee requires as a prerequisite to this method of payment, (iii) by reducing the number of shares that would otherwise be issued upon option exercise by a number of shares of common stock having a fair market value equal to the aggregate exercise price of the option being exercised, or (iv) by any combination of such methods of payment.

Restricted Stock Awards

The Compensation Committee may grant awards of restricted stock on the terms, conditions and restrictions it designates in an award agreement. The recipient of a restricted stock award is issued shares of our common stock subject to the forfeiture, transferability and other restrictions, if any, set forth in our 2008 Stock Incentive Plan and the award agreement. The forfeiture and transferability restrictions are removed as the award vests based on a pre-determined period provided in the award agreement, or based on pre-established performance goals, objectives and other conditions provided in the award agreement.

A recipient of a restricted stock award acquires all of the rights of a holder of our common stock with respect to the restricted shares issued pursuant to the award, whether vested or not, including the right to vote and to receive dividends. However, we may hold certificates representing the recipient’s restricted shares until all applicable restrictions lapse or are released. The recipient must forfeit all unvested restricted shares when the recipient’s employment with or provision of services to us terminates for any reason. The Compensation Committee may waive any terms and conditions set forth in any restricted stock award agreement, subject to the terms of the 2008 Stock Incentive Plan.

Unrestricted Stock Awards

The Compensation Committee may also grant awards of unrestricted stock, which are free of any restrictions under the 208 Stock Incentive Plan. These may be granted or sold at a purchase price determined by the Compensation Committee, including in respect of past services or other valid consideration.

Performance Share Awards

The Compensation Committee may grant a performance share award to any of our officers, directors, employees, or other persons providing services to us. The Compensation Committee may determine whether and to whom performance share awards may be made, the periods during which the performance is to be measured and any other limitations and conditions applicable to the award, or to common stock issuable under the award. If the recipient of a performance share award attains the performance goals described in the performance share award agreement, we will issue the common stock to the participant as soon as practicable thereafter, but in no event later than two and one-half months after the calendar year in which the performance goal is attained.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights to any of our officers, directors, employees, or other persons providing services to us. A stock appreciation right entitles the recipient, upon exercise of the rights, to receive from us a number of shares of our common stock having an aggregate fair market value equal to the difference in the fair market value of the stock on the exercise date and the exercise price stated in the right agreement provided to the participant by the Compensation Committee (which exercise price will equal or exceed the fair market value of our common stock on the date of grant of the right). Each stock appreciation right expires no later then ten years after the date of grant.

Federal Income Tax Information with Respect to our 2008 Stock Incentive Plan

The holder of a non-statutory option recognizes no income for federal tax purposes on the grant of the option. On the exercise of such non-statutory option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise. Such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. The capital gain or loss will be long-term capital gain or loss if the shares were held for more than one year after exercise of the option.

The holder of an incentive option recognizes no income for federal income tax purposes on the grant of the option. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive option. If the holder does not dispose of the shares acquired upon exercise of the incentive option within two years from the date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of those shares will be treated for federal income tax purposes. If the holder sells the shares before the expiration of such two-year and one-year periods, known as a disqualifying disposition, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option will be treated as compensation to the option holder taxable as ordinary income and the excess gain, if any, will be treated as capital gain. The capital gain will be long-term capital gain if the shares were held for more than one year after the exercise of the option.

The excess of the fair market value of the underlying shares of common stock over the exercise price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who will incur the alternative minimum tax will be allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

The recipient of a restricted stock award usually recognizes ordinary income only as the shares of restricted stock issued in connection with the award vest. Upon vesting, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the vested shares at the time of vesting over any amount paid by the recipient for the vested shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time of vesting. The gain or loss will be long-term capital gain or loss, if more than one year has passed since the shares vested.

However, the recipient of a restricted stock award may elect to recognize ordinary income upon the receipt, not the vesting, of shares of restricted stock in connection with the award in accordance with Section 83(b) of the Internal Revenue Code. In this case, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over the amount the recipient paid for the shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time the recipient received the shares. The gain or loss will be long-term capital gain or loss, if at the time of such resale more than one year has passed since the recipient received the shares.

The recipient of an unrestricted stock award will recognize as ordinary income the difference between the fair market value of the common stock granted pursuant to the unrestricted stock award and the amount, if any, the recipient paid for such stock in the taxable year the recipient receives the common stock. The recipient’s basis in any common stock received pursuant to the grant of an unrestricted stock award will be equal to the fair market value of the common stock on the date of receipt of the common stock. Any gain realized by the recipient of an unrestricted stock award upon a subsequent disposition of such common stock will be treated as long-term capital gain, if at the time of such disposition more than one year has passed since the recipient received the shares.

The recipient of a performance share award recognizes no income until the recipient receives shares of our common stock in connection with the award. Upon the receipt of shares, the recipient recognizes ordinary income in an amount equal to the fair market value of the common stock issued pursuant to the award . The recipient’s basis in common stock received pursuant to a performance share award will be equal to the fair market value of the common stock on the date of receipt of the common stock. Any gain realized by the recipient of a performance share award upon a subsequent disposition of such common stock will be treated as long-term capital gain if at the time of such disposition more than one year has passed since the recipient received the shares.

The recipient of a stock appreciation right recognizes no income until the recipient receives shares of our common stock in connection with the right. Upon the receipt of shares, the recipient recognizes ordinary income in an amount equal to the fair market value of the common stock issued pursuant to the award. The recipient’s basis in common stock received pursuant to a stock appreciation right will be equal to the fair market value of the common stock on the date of receipt of the common stock. Any gain realized by the recipient of a stock appreciation right upon a subsequent disposition of such common stock will be treated as long-term capital gain, if at the time of such disposition more than one year has passed since the recipient received the shares.

Subject to certain limitations, we may generally deduct on our corporate income tax returns an amount equal to the amount recognized as ordinary income by a recipient of an award under our 2008 Stock Incentive Plan in the year in which the recipient recognizes ordinary income upon the exercise of a non-statutory stock option, the disqualifying disposition of an incentive stock option, the receipt or vesting of shares of stock in connection with a restricted stock award, or the receipt of shares of stock in connection with an unrestricted stock award, a performance share award or a stock appreciation right.

Section 162(m) of the Internal Revenue Code generally prevents us from deducting more than $1.0 million in compensation each year for our chief executive officer and each of our three most highly compensated executive officers other than the chief executive officer or chief financial officer. Performance-based compensation that meets criteria established by the Internal Revenue Service, however, is not subject to this limitation. Some of the awards that we grant under our 2008 Stock Incentive Plan may not qualify as such performance-based compensation. Accordingly, we may be unable to deduct some or all of the amounts that may be recognized as ordinary income by our five most highly compensated executive officers.

New Plan Benefits. We are unable to determine the dollar value and number of awards that may be received by or allocated to any of the persons who are eligible to participate in our 2008 Stock Incentive Plan because awards are granted by the Compensation Committee and the single-member committee on a discretionary basis. However, we anticipate that upon approval of the plan, our Compensation Committee will make some performance based awards of restricted stock to our employees, including our executive officers, based on revenue and profitability milestones over the next three fiscal years. The exact details and amounts of these awards are still being determined.

Our 2008 Stock Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the 2008 Stock Incentive Plan qualified under Section 401(a) of the Internal Revenue Code.

Our Board of Directors recommends that you vote FOR the approval of our 2008 Stock Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal no. 3 concerns the ratification of the appointment by our audit committee of Deloitte & Touche LLP (“Deloitte & Touche”) to be our independent registered public accounting firm for the fiscal year ending March 31, 2009.

Change in Independent Registered Public Accountants

Deloitte & Touche was engaged on November 9, 2006 as our independent registered public accounting firm to audit our financial statements. During fiscal 2005, fiscal 2006, and the subsequent interim period through November 9, 2006, neither we nor anyone on our behalf consulted Deloitte & Touche regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K. The decision to change independent registered public accounting firms was approved by our audit committee.

We and PricewaterhouseCoopers LLP, our independent registered public accounting firm before Deloitte & Touche, mutually agreed that PricewaterhouseCoopers would not continue as our independent registered public accounting firm. Accordingly, on November 9, 2006, we dismissed PricewaterhouseCoopers.

PricewaterhouseCoopers’ report on our financial statements for fiscal 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, during fiscal 2006, and the subsequent interim period through November 9, 2006, there were no disagreements between PricewaterhouseCoopers and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

We have given each of PricewaterhouseCoopers and Deloitte & Touche an opportunity to review the foregoing disclosures, and neither believes the disclosures are incorrect or incomplete.

Ratification of Appointment for Fiscal 2009

Under rules of the Securities and Exchange Commission, or SEC, and the Nasdaq Stock Market, the appointment of our independent registered public accounting firm is the direct responsibility of our Audit Committee. Although ratification by our stockholders of this appointment is not required by law, our Board believes that seeking stockholder ratification is a good practice, which provides stockholders an avenue to express their views on this important matter.

Our Audit Committee has reappointed Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending March 31, 2009. Our Board of Directors recommends that stockholders vote to ratify the appointment. If our stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee may reconsider its decision. In any case, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in our best interest and the best interest of our stockholders. We expect that representatives of Deloitte & Touche will be present at the Annual Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Our Board of Directors recommends that you vote FOR the proposal to ratify the appointment by our Audit Committee of Deloitte & Touche as our independent registered public accounting firm for fiscal 2009.

EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors as of July 9, 2008 are as follows:

Name	Age	Position
Michael R. Minogue (1)(2)	41	Chairman of the Board of Directors, President and Chief Executive Officer
W. Gerald Austen (1)(3)	78	Director
Ronald W. Dollens (3)	61	Director
Louis E. Lataif (4)	69	Director
Desmond H. O’Connell, Jr. (4)(5)	72	Director
Dorothy E. Puhy (4)(5)	56	Director
Eric A. Rose (5)	57	Director
Martin P. Sutter	53	Director
Henri A. Termeer (1)(3)	62	Director
Daniel J. Sutherby	43	Chief Financial Officer and Treasurer
David M. Weber	46	Chief Operating Officer
William J. Bolt	56	Senior Vice President, Global Quality, Regulatory and Engineering
Andrew Greenfield	35	Vice President, Healthcare Solutions

(1)	Member of the Executive Committee
(2)	Member of the Special Stock Option Committee
(3)	Member of the Compensation Committee
(4)	Member of the Audit Committee
(5)	Member of the Governance and Nominating Committee

Our Board of Directors is divided into three classes. The term of one class of directors expires each year at our annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. Ms. Puhy and Messrs. O’Connell and Dollens currently serve as Class I directors; their term of office expires in 2008. Messrs. Termeer and Lataif and Dr. Rose currently serve as Class II directors; their term of office expires in 2009. Messrs. Minogue and Sutter and Dr. Austen currently serve as Class III directors; their term of office expires in 2010. Our executive officers are elected by, and serve at the discretion of, our Board of Directors. There are no family relationships among our directors and executive officers.

Mr. Michael R. Minogue joined Abiomed as Chief Executive Officer, President and a Director in April 2004. In June 2005 he was also appointed Chairman of our Board of Directors. Prior to joining us, Mr. Minogue had a twelve-year career at GE Medical Systems. Most recently, Mr. Minogue was Vice President and General Manager of Americas Sales and Marketing for GE Medical Systems Information Technology. From 1998 to 2003 Mr. Minogue held various positions at GE including General Manager for the Global Positron Emission Technology Business, General Manager, Americas Cardiology & IT Sales and General Manager, Global Installed Base. Prior to joining GE, Mr. Minogue served on active duty for four years as an infantry officer in the U.S. Army and received multiple awards. Mr. Minogue received his Bachelor’s degree in Engineering Management from the United States Military Academy at West Point and his MBA from the University of Chicago. Mr. Minogue currently serves on the board of directors of AdvaMed, the Advanced Medical Technology Association.

Dr. W. Gerald Austen, M.D., has served as a director since 1985. Since 1974, he has been the Edward D. Churchill professor of surgery at Harvard Medical School and at Massachusetts General Hospital. From 1969 to 1997, Dr. Austen was chief of the surgical services at Massachusetts General Hospital. Dr. Austen is the former President of the American College of Surgeons, the American Association for Thoracic Surgery, the American Surgical Association and the Massachusetts and American Heart Associations. Dr. Austen is a member emeritus of the Institute of Medicine of the National Academy of Sciences, a fellow of the American Academy of Arts and Sciences, a life member emeritus of the corporation of the Massachusetts Institute of Technology and Chairman of the board of trustees of the John S. and James L. Knight Foundation.

Mr. Ronald W. Dollens has served as a director since January 2006. Mr. Dollens was the President and Chief Executive Officer of Guidant Corporation from 1994 until his retirement from Guidant in November 2005. Previously, he served as President of Eli Lilly and its Medical Devices and Diagnostic Division from 1991 until 1994, and also held the position of President and Chief Executive Officer of Guidant’s subsidiary, Advanced Cardiovascular Systems, Inc. Mr. Dollens’ involvement in health policy includes serving as Chairman of the Healthcare Leadership Council, Chairman of the Advanced Medical Technology Association, and serving on the board of the Alliance for Aging Research. Mr. Dollens was also a member of the New York Stock Exchange Listed Company Advisory Board. Recently, he served on the Advisory Committee for Regulatory Reform appointed by US Health and Human Services Secretary Tommy G. Thompson. Mr. Dollens is the non-executive chairman and a director of Kinetic Concepts, Inc.

Mr. Louis E. Lataif has served as a director since September 2005. Since 1991, Mr. Lataif has served as Dean of the Boston University School of Management. Prior to joining Boston University in 1991, Mr. Lataif worked with Ford Motor Company for more than 27 years and had retired as a corporate officer. He had also served as President of Ford of Europe, with extensive global experience. He earned a BS from Boston University and his MBA from Harvard University. In addition, he holds three honorary doctoral degrees. Mr. Lataif is a director of Magna International Corp., Group I Automotive, Inc., Interaudi Bank and CannonDesign. He is also a trustee of the Iacocca Foundation.

Mr. Desmond H. O’Connell, Jr. has served as a director since 1995. Mr. O’Connell is currently a director of Stemcells, Inc, and will serve in this capacity until July 2008. Until July 2006, he served as a director for Serologicals Corporation. He was interim Chief Executive Officer of Serologicals Corporation from September 1999 to June 2000 and its Chairman from 2000 to May 2006. From December 1992 until December 1993, he served as the Chairman, Management Committee, of Pharmakon Research International, Inc. During 1991, he briefly served as Chairman of the Board and Chief Executive Officer of Osteotech, Inc. Mr. O’Connell was with the BOC Group, PLC in senior management positions from 1983 to 1990. From April 1990 until September 1990, Mr. O’Connell was President and Chief Executive Officer of BOC Health Care. From 1986 to April 1990, he was group managing director of BOC Group, PLC. Prior to joining BOC, Mr. O’Connell held various positions at Baxter Laboratories, Inc., including Chief Executive of the Therapeutic and Diagnostic Division and Vice President, Corporate Development.

Ms. Dorothy E. Puhy has served as a director since 2003 and as our Lead Director since October 2005. Ms. Puhy is currently Executive Vice President, Chief Financial Officer and Assistant Treasurer for the Dana-Farber Cancer Institute. Ms. Puhy has served as the Chief Financial Officer of Dana-Farber since 1994 and has served as its Assistant Treasurer since 1995. From 1985 to 1994 Ms. Puhy held various financial positions at the New England Medical Center Hospitals, Inc., including Chief Financial Officer from 1989 to 1994. Ms. Puhy is also a director of Eaton Vance Corp.

Dr. Eric A. Rose, M.D. has served as a director since May 2007. Dr. Rose has been serving since March 2007 as Executive Vice President for Life Sciences at MacAndrews & Forbes and CEO of Siga Technologies, Inc., a developer of anti-viral drugs directed at potential agents of bioterror. From 1994-2007, he was Surgeon in Chief at New York-Presbyterian Hospital/Columbia and Chairman of the Department of Surgery at the Columbia University College of Physicians and Surgeons. A heart surgeon, researcher and entrepreneur, Dr. Rose has helped grow Columbia’s Department of Surgery over the past 25 years while investigating, managing and developing complex medical technologies such as technologies for heart transplantation and new approaches to Alzheimer’s disease and bioterrorism. He has authored or co-authored more than 300 scientific publications and has received more than $25 million in NIH support for his research. Dr. Rose pioneered heart transplantation in children, performing the first successful pediatric heart transplant in 1984, and has investigated many alternatives to heart transplantation, including cross-species transplantation and man-made heart pumps. He received both his undergraduate and medical degrees from Columbia University.

Mr. Martin P. Sutter has served as a director since May 2008. Since 1994, Mr. Sutter has been a managing director of Essex Woodlands Health Ventures, a healthcare focused venture capital firm he co-founded. Mr. Sutter has more than 30 years of management experience in operations, marketing, finance and venture capital. Mr. Sutter currently serves on the Board of Directors of BioForm Medical, and LaJolla Pharmaceuticals. Mr. Sutter holds a B.S. from Louisiana State University and an M.B.A. from the University of Houston.

Mr. Henri A. Termeer has served as a director since 1987. Mr. Termeer has been the President and a director of Genzyme Corporation since 1983, its Chief Executive Officer since 1985, and its Chairman since 1988. Mr. Termeer is a member of the Board of Directors of the Massachusetts Institute of Technology, the Federal Reserve Bank of Boston and the Massachusetts General Hospital and is a member of the board of fellows of Harvard Medical School. He also serves on the Board of Directors of the Biotechnology Industry Organization and the Pharmaceutical Research and Manufacturers of America.

Our executive officers who are not also directors are listed below:

Mr. Daniel J. Sutherby joined us in January 2006 as our Chief Financial Officer and Treasurer. From August 1998 to December 2005, Mr. Sutherby was employed by PerkinElmer, Inc. in a number of management positions, serving as Corporate Director of Global Accounting & Finance from August 1998 to September 2000, Acting Corporate Controller from September 2000 to June 2001, Director of Global Finance for PerkinElmer’s Life and Analytical Sciences Unit from June 2001 to January 2003, and Corporate Vice President, Investor Relations, Corporate Communications and Risk Management from January 2003 to December 2005. Mr. Sutherby is a Certified Public Accountant, and has a bachelor’s degree in accounting and a master’s of science in finance from Bentley College.

Dr. David M. Weber joined us in April 2007 as our Chief Operating Officer. Prior to joining us, Dr. Weber served as General Manager, Aviation Business at GE Security—Homeland Protection from April 2005 until April 2007 where he led GE Security’s Aviation and Transportation Business and was responsible for product development, marketing and sales. From June 2004 until April 2005, he served as General Manager, MRI Marketing at General Electric Healthcare where he was responsible for strategic product planning, go-to-market and product launch activities including developing product roadmaps and introducing new product technologies to the market, and from March 2001 until June 2004, he served as Manager, Global High Field MRI Business, General Electric Medical Systems where he was responsible for new product planning and development. Dr. Weber has a B.S. in physics from Denison University, a B.S. in Nuclear Engineering from Columbia University, a masters in Medical Physics from the University of Wisconsin—Madison, and a PhD in Medical Physics from the University of Wisconsin—Madison.

Mr. William J. Bolt joined us in 1982 and has been our Senior Vice President for Global Quality, Regulatory and Engineering since September 2007. From 2003-2006 he was responsible for our quality and service functions. In 2006 he received responsibility for our regulatory function as well. He is currently responsible for all our engineering, quality and regulatory activities. He was responsible for all product development and the AbioCor program from 2000-2003, and for BVS and AB5000 development from 1999-2003. From 1994 to 1999, he was President of our dental subsidiary, ABIODENT. From 1982 to 1994, he served in various roles, from Vice President of Engineering to Vice President of Operations. Mr. Bolt has a B.S. in electrical engineering and an MBA from Northeastern University.

Mr. Andrew Greenfield joined us in January 2005 as our Vice President of Healthcare Solutions. Prior to joining us, Mr. Greenfield held multiple positions at GE Healthcare since October 1999, including consulting with large U.S. health systems in the Enterprise Client Group from November 2003 to January 2005, Six Sigma Master Black Belt from January 2002 to November 2003, and Finance Manager from October 1999 to January 2002. Prior to GE Healthcare, he held multiple positions in marketing and sales management at the Boeing Company, including Project Manager and European Country Manager. He received his bachelor’s degree in finance from the University of Illinois and an MBA from St. Louis University.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that, with the exception of Mr. Minogue who is our employee, all of the members of our Board of Directors are “independent directors” under the applicable rules of the Nasdaq Stock Market. Our Board of Directors has also determined that each member of our Audit Committee, Compensation Committee and Governance and Nominating Committee is an “independent director” under the rules of the Nasdaq Stock Market. applicable to such committees.

Attendance at Annual Meeting of Stockholders

It is our policy that, to the extent reasonably practicable, directors should attend our Annual Meeting of Stockholders. Except for David Gottlieb, whose service as a director expired at our 2007 Annual Meeting of Stockholders, all of our directors who were serving on our board at the time of our 2007 Annual Meeting of Stockholders attended the meeting.

Meetings of the Board of Directors

Board Meetings. The Board of Directors held four meetings during the fiscal year ended March 31, 2008 and acted three times by written consent. During the fiscal year ended March 31, 2008, except for David Gottlieb whose term as a director expired at our 2007 Annual Meeting of Stockholders, each of our directors during fiscal 2008 attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees of which he or she was a member held during the period in which he or she was a director.

Meetings of Independent Directors. Our independent directors are expected to meet without management present at least twice per year.

Lead Director. In October 2005, our Board of Directors designated Dorothy Puhy as its first Lead Director. The position of Lead Director is to be held by one of our independent directors and carries with it responsibilities beyond that of the other directors, including but not limited to: organizing and chairing a session with our independent directors to occur once each board meeting; working with the Compensation Committee to set performance goals for our chief executive officer and to evaluate the chief executive officer’s performance for the prior year; working with the Chairman to formulate the agenda for board meetings; acting as a liaison between the Chairman and the Board of Directors; and leading with the chief executive officer an annual discussion of succession planning.

Executive Committee Meetings. The Board of Directors has an Executive Committee, which is currently composed of W. Gerald Austen, Michael R. Minogue and Henri A. Termeer. The Executive Committee has, and may exercise, all the powers and authority of the Board of Directors, except those which by law may not be delegated to it by the Board of Directors. The Executive Committee did not act during the fiscal year ended March 31, 2008.

Audit Committee Meetings. Our Board of Directors has an Audit Committee, which is currently composed of Louis E. Lataif, Desmond H. O’Connell, Jr. and Dorothy E. Puhy (Chair). Our Board of Directors has determined that all members of the Audit Committee are financially sophisticated within the meaning of the Nasdaq listing standards and our Board has also determined that Ms. Puhy, who serves as Chair of the Committee, qualifies as an “Audit Committee financial expert” within the meaning of the applicable SEC rules and regulations. The responsibilities of the Audit Committee are detailed in our audit committee charter, as amended in June 2004, a copy of which is available through the “Our Company—Corporate Governance” section of our website, located at www.abiomed.com. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In addition, the

Audit Committee’s responsibilities include reviewing the adequacy and effectiveness of accounting and financial controls, reviewing our financial reporting practices, meeting with our independent accountants to review the results of the annual audit and quarterly reviews and reviewing the implementation by management of recommendations made by the independent accountants. During the fiscal year ended March 31, 2008, the Audit Committee held five meetings.

Compensation Committee Meetings. Our Compensation Committee is currently composed of W. Gerald Austen, Ronald W. Dollens (Chair) and Henri A. Termeer. Our Lead Director, Dorothy E. Puhy, participates in meetings of the Compensation Committee as described above under “Lead Director”. The responsibilities of the Compensation Committee are detailed in our compensation committee charter, adopted in November 2006, a copy of which is available through the “Our Company—Corporate Governance” section of our website, located at www.abiomed.com. The Compensation Committee is responsible for establishing the compensation and bonuses of executive officers, determining the persons to whom both incentive stock options and non-qualified stock options will be granted, other than to the extent that the grant of options has been delegated by the committee to the Special Stock Option Committee, and adopting rules and making other determinations with respect to the administration of our equity incentive plans, employee stock purchase plan and 401(k) plan. During the fiscal year ended March 31, 2008, the Compensation Committee held four meetings.

Governance and Nominating Committee Meetings. Our Governance and Nominating Committee is currently composed of Desmond H. O’Connell, Jr. (Chair), Eric Rose, and Dorothy E. Puhy. The responsibilities of the Governance and Nominating Committee are detailed in our governance and nominating committee charter, a copy of which is available through the “Our Company—Corporate Governance” section of our website, located at www.abiomed.com. The Governance and Nominating Committee is responsible for leading the search for individuals qualified to become members of our Board of Directors, including the review of candidates recommended by our stockholders. Our stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting names and supporting information in writing to: Corporate Secretary, ABIOMED, Inc., 22 Cherry Hill Drive, Danvers, Massachusetts 01923. Supporting information should include all information relating to such person that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934. Nominations must be received not less than 45 days nor more than 60 days prior to any meeting of our stockholders called for the election of directors. Candidates who are recommended by our stockholders will be considered on the same basis as candidates from other sources. For all potential candidates, the Governance and Nominating Committee will consider all factors it deems relevant, including at a minimum those listed under “Director Qualification Standards” below. During the fiscal year ended March 31, 2008, the Governance and Nominating Committee held three meetings.

Director Qualification Standards

Candidates for membership to our Board of Directors should be individuals who possess the highest personal and professional ethics and integrity and have demonstrated professional achievement and leadership capabilities. Each should have knowledge, experience and demonstrated expertise in an area or areas of importance to our company, such as management, finance, marketing, technology, medicine, human resources, public policy and law. Candidates must evidence a commitment to devote the substantial time and energy required of productive board members.

Code of Conduct

All of our directors, officers and employees must act ethically, legally and with integrity at all times and are required to comply with our Code of Conduct, which is titled “Guidelines of Company Principles and Practices,” as well as our other policies and standards of conduct. Our Code of Conduct, in addition to our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, may be obtained, without charge, by written request to our Compliance Officer at ABIOMED, Inc., 22 Cherry Hill Drive, Danvers, Massachusetts 01923.

Communications with Directors

Stockholders and other interested persons may send communications to the directors. Written correspondence should be addressed to the director or directors in care of the Compliance Officer at ABIOMED, Inc., 22 Cherry Hill Drive, Danvers, Massachusetts 01923. Stockholders and other interested persons may also send email to the directors at directors@abiomed.com. All communications will be received and reviewed by our Compliance Officer. Complaints or concerns relating to our financial reporting, accounting, internal accounting controls or auditing will be referred to the chair of the Audit Committee. Other communications may be referred to the directors as a group, or to an individual director, as appropriate.

Compensation of Directors

Directors who are not our employees receive an annual retainer of $15,000 or an equivalent value of our Common Stock, at the individual’s option, and $1,200 for attendance at in-person meetings of our Board of Directors, $1,000 for attendance at meetings of Committees of our Board of Directors and $600 for attendance at all telephonic meetings. Our Lead Director receives an additional $20,000 annually. The Chair of our Audit Committee receives $1,500 for attendance at meetings of our Audit Committee.

We are able to award non-qualified stock options to our non-employee directors under any of our three active stock option plans with shares remaining available for future issuance: our 1989 Non-Qualified Stock Option Plan for non-employee directors, our 1998 Equity Incentive Plan and our 2000 Stock Incentive Plan. The currently eligible non-employee directors are Drs. Austen and Rose, Ms. Puhy, and Messrs. Dollens, Lataif, O’Connell, Sutter and Termeer. It is currently our policy to grant each non-employee director who continues to be a director following our annual meeting of stockholders a stock option to purchase 12,000 shares of our common stock and in the case of our Lead Director, 13,500 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant, and vesting in full one year after the date of grant. It is also currently our policy to grant a stock option to purchase 25,000 shares of our common stock upon the appointment of new non-employee directors, with an exercise price equal to the fair market value of our common stock on the date of grant, and vesting annually over five years. Each of Dr. Austen, Ms. Puhy, and Messrs. O’Connell, Lataif, Dollens and Termeer was granted an option to purchase 8,000 shares of our common stock under our 2000 Stock Incentive Plan on August 8, 2007. These options have an exercise price of $12.69 per share and vest in full on August 13, 2008. Mr. Sutter was granted an option to purchase 25,000 shares of our common stock under our 2000 Stock Incentive Plan upon his appointment to our board on May 20, 2008. This option has an exercise price of $13.91 per share and vests annually over five years.

Our directors are also eligible for additional compensation in the event that they perform additional services for us in excess of the normal time commitments we expect of our directors. In fiscal 2008, we made no such payments.

The following table provides information regarding the compensation earned by our non-employee directors with respect to fiscal 2008. The compensation of Michael R. Minogue, our Chairman of the Board, is reported below under the heading “Executive Compensation.”

Compensation of Non-Employee Directors

for Fiscal 2008

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)(4)	Total ($)
W. Gerald Austen	23,600	62,870	86,470
Ronald W. Dollens	21,200	89,834	111,034
David Gottlieb	15,543	36,205	51,748
Louis E. Lataif	24,000	96,285	120,285
Desmond H. O’Connell, Jr.	25,400	62,870	88,270
Dorothy E. Puhy	51,200	67,667	118,867
Eric A. Rose	17,100	66,114	83,214
Martin P. Sutter	—	—	—
Henri A. Termeer	20,800	62,870	83,670

(1)	Ronald W. Dollens, Louis E. Lataif, Desmond H. O’Connell, Jr., Dorothy Puhy and Henri A. Termeer elected to receive their $15,000 annual retainer in shares of our common stock. We issued 1,141 shares of common stock to each of such directors on March 31, 2008.
(2)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown reflect the compensation expense recognized in our financial statements in fiscal 2008 that was computed in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Compensation (“SFAS No. 123(R)”). The specific assumptions used in the valuation of these options are summarized below:

	Grant Date	Term	Volatility	Risk Free Rate	Dividend
W. Gerald Austen	8/10/2006	6.25	65%	4.86%	0%
	8/8/2007	6.25	59%	4.48%	0%

Ronald W. Dollens	1/13/2006	6.76	76%	4.86%	0%
	8/10/2006	6.25	65%	4.86%	0%
	8/8/2007	6.25	59%	4.48%	0%

David Gottlieb	2/23/2004	7.56	83%	2.80%	0%
	8/10/2006	6.25	65%	4.86%	0%

Louis E. Lataif	9/29/2005	7.31	60%	4.18%	0%
	8/10/2006	6.25	65%	4.86%	0%
	8/8/2007	6.25	59%	4.48%	0%

Desmond H. O’Connell, Jr.	8/10/2006	6.25	65%	4.86%	0%
	8/8/2007	6.25	59%	4.48%	0%

Dorothy E. Puhy	6/26/2003	5.00	86%	2.40%	0%
	8/10/2006	6.25	65%	4.86%	0%
	8/8/2007	6.25	59%	4.48%	0%

Henri A. Termeer	8/10/2006	6.25	65%	4.86%	0%
	8/8/2007	6.25	59%	4.48%	0%

Eric A. Rose	5/30/2007	6.25	57%	4.68%	0%
	8/8/2007	6.25	59%	4.48%	0%

Pursuant to SEC rules, the amounts shown above exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	The annual stock options granted in fiscal 2008 on August 8, 2007 had a grant date fair value of $60,898 computed in accordance with SFAS No. 123(R) for each of the following directors: W. Gerald Austen, Ronald W. Dollens, Louis E. Lataif, Desmond H. O’Connell, Jr., Dorothy Puhy, Henri A. Termeer and Eric A. Rose. The stock options granted on May 30, 2007 to Eric A. Rose had a grant date fair value of $164,995 computed in accordance with SFAS 123(R). Generally, the grant date fair value is the full amount that we would expense in our financial statements over the vesting schedule of the award. In calculating these values, we used the assumptions described in Note 11 to our consolidated financial statements included in our annual report on Form 10-K filed with the SEC for the year ended March 31, 2008. For stock options, fair value is calculated using the Black-Scholes value on the grant date. Pursuant to SEC rules, the amounts shown above exclude the impact of estimated forfeitures related to service-based vesting conditions.
(4)	As of March 31, 2008, our non-employee directors held the following numbers of options:

Name	Number of Options Held as of March 31, 2008
W. Gerald Austen	52,000
Ronald W. Dollens	41,000
David Gottlieb	49,000
Louis E. Lataif	41,000
Desmond H. O’Connell, Jr.	77,000
Dorothy E. Puhy	57,000
Eric A. Rose	33,000
Martin P. Sutter	—
Henri A. Termeer	52,000

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Ronald W. Dollens (Chair), W. Gerald Austen and Henri A. Termeer. No member of our Compensation Committee is a former or current officer or employee. Mr. Minogue, while not a member of the Compensation Committee, makes recommendations to the Compensation Committee regarding the compensation of executive officers other than himself, including the awards of stock options and restricted stock, and often participates in the Committee’s deliberations but does not vote on such matters. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Certain Relationships and Related-Person Transactions

There were no related-person transactions in fiscal 2008. Under its charter, the Audit Committee of the Board of Directors is responsible for reviewing any proposed related-party transaction, as defined under the rules of the Nasdaq Stock Market, and, if appropriate, approving such transaction. In addition, our conflict of interest policy provides that specified conflict of interest transactions are either prohibited or require the prior approval of our President. Examples of these conflict of interest transactions include serving as a director, officer or employee of or consultant to any competitor or any entity that does business with us or having a substantial direct or indirect interest in any entity that does business with us. Other than the foregoing, we have no established policies or procedures, written or otherwise, for the review, approval or ratification of transactions with related persons.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of our compensation programs as they relate to our executive officers who are listed in the following compensation tables, who are sometimes referred to as the “named executive officers”. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes, but also describes other arrangements and actions taken since the end of fiscal 2008 to the extent such discussion enhances the understanding of our executive compensation for fiscal 2008.

Overview

The Compensation Committee oversees and administers our executive compensation program. The primary objectives of the compensation programs are to attract, retain and motivate key executives and to reward executives for achieving our objectives. The compensation program is designed to reward superior financial, strategic and operational performance that is achieved in a manner consistent with our team-oriented values. Our executive officers are assessed and ranked on the basis of demonstrated results relative to pre-established goals, as well as subjective leadership qualities. The ranking that an executive officer receives each year generally has a direct and material impact on the cash bonus, option and equity grants that such executive officer receives as well as his or her annual increase in base salary. The compensation of executive officers in fiscal 2008 consisted of base salary, cash bonus, the grant of options and restricted stock and participation in benefit plans generally available to all employees. The largest component of our annual compensation program is base salary, followed by cash bonuses. Equity incentives offer the opportunity to be a more substantial component of compensation provided that the management team is successful in achieving the corporate goals and the price of our stock appreciates. As of March 31, 2008, equity incentives have been awarded to our executives in the form of grants of stock options and restricted stock awards under our 2000 Stock Incentive Plan. To assist us in making our compensation determinations in fiscal 2008, we were advised by the compensation consultant Dolmat Connell & Partners.

Compensation Program Elements

Base Salary

We pay our named executive officers base salary to provide a baseline level of compensation that is both competitive with the external market and commensurate with each employee’s past performance, experience, responsibilities and skills. We generally target base salaries for our named executive officers around the median of our external market peers located in our geographic area and then make adjustments based on the factors described above. The focus on peers in our geographic area was intended to adjust for the relatively higher cost-of-living in the greater Boston area where we are located. The CEO recommended and the Compensation Committee approved base salary increases for fiscal 2009 for all of our named executive officers, other than our CEO, in the range of 3% to 12%, based on performance and the prior year’s salary. Our Compensation Committee approved a base salary increase of 5% for fiscal 2009 for our CEO. These increases came a year after we had limited salary increases to a modest 2% for all of our named executive officers.

Cash Bonus

We maintain an annual cash bonus program, the purpose of which is to motivate and reward the attainment of our annual financial, strategic and operational goals.

The Compensation Committee establishes and approves all Company focused goals based on recommendations made by management. Individual performance goals for named executive officers are recommended by Mr. Minogue and approved by the Compensation Committee, with those for Mr. Minogue approved by the Compensation Committee and the Lead Director.

Actual incentive awards can range from zero to more than target levels, depending on the degree to which the Company and the individual attain the pre-established goals for the particular year. Based on Company and individual performance toward specified goals, an individual leadership assessment and an executive’s base salary relative to market, total cash compensation may be above or below market median.

For all named executive officers, annual incentive opportunities for fiscal 2008 were targeted at a level that represents a meaningful portion of our executive’s current base salary. For fiscal 2008, target bonus opportunities for our named executive officers other than Mr. Minogue ranged from 40% to 48% of base salary. Mr. Minogue’s fiscal 2008 target bonus opportunity was equal to 100% of his base salary, which the Compensation Committee believes is a standard level in the industry. For fiscal 2008, the Compensation Committee (and, in the case of Mr. Minogue, the Compensation Committee and the Lead Director) selected goals that were intended to strike a balance among fiscal, strategic and operational performance. The Compensation Committee believes that the selected goals were challenging for the management team and the Company to achieve. The Compensation Committee believes that the challenging nature and the balance of performance goals most effectively align management incentives with enhancement of long-term stockholder value. For each named executive officer, 80% of the officer’s fiscal 2008 target bonus opportunity was based on progress toward achievement of both objective and subjective corporate goals, such as meeting revenue targets, reducing expenses, achieving regulatory milestones, improving product performance, and improving manufacturing processes. These performance goals varied by individual based on their respective areas of responsibility and were weighted according to the importance of the goal to our overall strategic objectives for the fiscal year. The remaining 20% of each officer’s fiscal 2008 target bonus opportunity was based on a subjective assessment of the officer’s overall leadership performance. The Committee has the discretion to alter actual bonus awards from the CEO’s recommendation.

For fiscal 2008, the Committee endorsed, and did not alter, the bonus amounts proposed by the CEO for the other named executive officers. Actual bonus awards made to our named executive officers other than Mr. Minogue for fiscal 2008 ranged from approximately 75% of the officer’s target bonus to 110% of the officer’s target bonus, with an average award equal to approximately 96% of the target bonus. Mr. Minogue was awarded 100% of his target bonus. These variations from target were reflections of each individual’s degree of success in meeting his performance goals as well as his contribution to our meeting our objectives for the year.

Equity Incentives

Equity Incentives are available to the majority of employees to foster a culture of ownership, align compensation with stockholder interests and promote long-term retention and affiliation with the organization. Each year, the Compensation Committee determines the types and sizes of awards to be used for delivering such incentives. In doing so, the Compensation Committee considers the ability of each type and size of award to achieve key compensation objectives (such as employee retention, motivation and attraction), the needs of the business, competitive market practices, dilution and expense constraints, as well as tax and accounting implications.

For fiscal 2008, the Compensation Committee approved a program awarding stock options and restricted stock awards. The Committee believes that stock options and restricted stock align management incentives with enhancement of long-term stockholder value and also serve as a valuable retention tool for our executive officers. Our stock option grants made during fiscal 2008 vest 25% annually on each anniversary of the date of grant. These stock option grants are qualified as performance-based pay under Section 162(m) of the Internal Revenue Code. Restricted stock awards made in fiscal 2008 were granted under our 2000 Stock Incentive Plan and vest on the third anniversary of the date of grant. These restricted stock grants are not qualified as performance-based pay under Section 162(m) of the Internal Revenue Code; accordingly, compensation expense associated with these restricted stock will be subject to the $1 million limitation on deductibility for tax purposes for the compensation of certain executive officers. The Compensation Committee adopted a program containing both stock options and restricted stock because it believes that each form of compensation has strengths and weaknesses in supporting our compensation program objectives and that those objectives are best served by a mixture of the two forms of compensation. In addition to their strong retention value, we feel that stock options and restricted stock support an ownership mentality, encouraging our executives to act in a manner consistent with our long-term interests and those of our stockholders.

In determining the level of stock option awards to grant for fiscal 2008, the Compensation Committee followed a process similar to that employed for prior fiscal years. The Compensation Committee set target levels for annual stock option grants which reflect an executive officer’s experience, level of responsibility and skills. The Compensation Committee subsequently approves stock option awards based on individual performance ranking in an effort to ensure that top performing employees receive larger awards than those with average performance. The Compensation Committee believes that the use of a strong performance management system combined with the retention attributes of stock options and restricted stock allows us to effectively retain those employees who have the potential to make the greatest contributions to our long-term success.

Our Compensation Committee recently made our annual equity grants for fiscal 2009. The grants made for fiscal 2009 were a combination of stock options and restricted stock. The stock options vest 25% annually on each anniversary of the date of grant. Half of the restricted stock vests 25% annually on each anniversary of the date of grant, while the other half of the restricted stock grants vest upon the achievement of an objective corporate milestone. Our Compensation Committee is also currently considering an additional equity grant to be made during fiscal 2009 upon stockholder approval of our 2008 Stock Incentive Plan at our Annual Meeting, which will be based on the achievement of objective corporate revenue and profitability targets over the next three fiscal years.

Since 1998, we have made our annual merit equity grants in conjunction with our annual performance appraisal process, which takes place after the close of our fiscal year. Establishing a consistent annual grant pattern has allowed us to develop a schedule of events for setting our annual grant date and price. These events include incorporating the results of our internal performance reviews and rankings. The date of each annual merit grant is the date upon which the Compensation Committee approves the individual grants. It has been our practice to hold this Compensation Committee meeting after the announcement of year-end results. Consistent with our historical stock option grant practice, the exercise price of stock options granted as part of the annual merit grant is the closing price of our common stock on the date of grant. Stock options granted to new hires are ordinarily granted and priced on the date of hire.

Other Compensation

The amounts shown in the Summary Compensation Table under the heading “All Other Compensation” represent the value of certain other compensation received, which are described in detail in the accompanying footnotes. Our Chief Executive Officer and our executive officers received the following such benefits in fiscal 2008: matching contributions to our 401(k) plan, which are available to substantially all of our employees, life insurance premiums and long-term disability insurance premiums. We believe that such perquisites represent standard parts of executive compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the contents of the Compensation Discussion and Analysis set forth above. Based on its review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended March 31, 2008.

Compensation Committee

Ronald W. Dollens (Chair)

W. Gerald Austen

Henri A. Termeer

Summary Compensation

The following table provides a summary of all compensation earned with respect to fiscal 2008 and 2007 by Michael R. Minogue, our President, Chief Executive Officer and Chairman of the Board, Daniel J. Sutherby, our Chief Financial Officer and Treasurer, and our three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of our most recently completed fiscal year.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total Salary and Incentive Compensation ($)
Michael R. Minogue	2008	352,500	79,200	994,719	354,000	3,815	1,784,234
President, Chief Executive Officer and Chairman of the Board	2007	341,667	86,400	1,117,023	278,000	3,596	1,826,686

Daniel J. Sutherby	2008	228,750	15,733	181,857	75,000	2,996	504,336
Chief Financial Officer and Treasurer	2007	225,000	—	286,556	40,000	2,970	554,526

Andrew Greenfield	2008	168,592	28,319	190,345	75,000	2,552	464,808
Vice President, Healthcare Solutions	2007	160,500	—	240,640	35,000	2,474	438,614

David M. Weber	2008	234,936	—	249,121	122,000	8,181	614,238
Chief Operating Officer

William J. Bolt	2008	202,436	25,172	107,327	110,000	4,222	449,157
Senior Vice President, Engineering and Quality Assurance

(1)	The amounts shown do not reflect compensation actually received by the executive officer. Instead, the amount shown reflects the compensation expense recognized in our financial statements in fiscal 2007 and fiscal 2008 based on the number of shares of restricted stock that vested in fiscal 2007 and fiscal 2008. The compensation expense is based on the closing price of our common stock on the applicable grant date. Pursuant to SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions.

(2)	The amounts shown do not reflect compensation actually received by the executive officers. Instead, the amounts shown reflect the compensation expense recognized in our financial statements in fiscal 2008 that was computed in accordance with SFAS No. 123(R). The specific assumptions used in the valuation of these options are summarized in the table below:

	Grant Date	Term	Volatility (%)	Risk Free Rate (%)	Dividend
Michael R. Minogue	4/5/2004	7.46	83%	3.92%	0%
	6/8/2005	7.52	79%	3.90%	0%
	6/1/2006	6.25	65%	5.02%	0%
	5/30/2007	6.25	57%	4.68%	0%

Daniel J. Sutherby	1/3/2006	6.76	76%	4.86%	0%
	6/1/2006	6.25	65%	5.02%	0%
	5/30/2007	6.25	57%	4.68%	0%

Andrew Greenfield	1/4/2005	7.19	80%	4.40%	0%
	6/8/2005	7.52	79%	3.90%	0%
	11/16/2005	6.96	74%	4.36%	0%
	6/1/2006	6.25	65%	5.02%	0%
	5/30/2007	6.25	57%	4.68%	0%

David M. Weber	4/23/2007	6.25	57%	4.60%	0%

William J. Bolt	6/28/2003	5.00	86%	2.40%	0%
	6/22/2004	7.46	83%	3.92%	0%
	6/25/2003	5.00	86%	2.40%	0%
	6/25/2004	7.46	83%	3.92%	0%
	7/1/2004	7.76	84%	3.45%	0%
	6/8/2005	7.52	79%	3.90%	0%
	6/1/2006	6.25	65%	5.02%	0%
	5/30/2007	6.25	57%	4.68%	0%

Pursuant to SEC rules, the amounts shown above exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	Reflects amounts that were earned under our management bonus plan for fiscal 2007 and fiscal 2008 performance and that were determined and paid on June 1, 2007 and June 13, 2008, respectively.
(4)	Reflects: (a) $1,500 matching contribution to the ABIOMED Retirement Savings Plan for each fiscal year; (b) the following long-term disability (LTD.) and life insurance (G.T.L) premiums for fiscal 2008: Mr. Minogue LTD. $1,536 and G.T.L $777; Mr. Sutherby LTD. $1,007 and G.T.L. $489; Dr. Weber LTD. $596 and G.T.L. $776; Mr. Greenfield LTD. $742 and G.T.L. $310; and Mr. Bolt LTD. $891 and G.T.L. $1,831, and (c) the following long-term disability and life insurance premiums for fiscal 2007: Mr. Minogue $1,430 and G.T.L $666; Mr. Sutherby LTD. $990 and G.T.L. $480; and Mr. Greenfield LTD. $706 and G.T.L. $268 and (d) a relocation payment to Dr. Weber of $5,309 for fiscal 2008.

Plan-Based Awards

The following table provides information regarding grants of plan-based awards to the named executive officers during fiscal 2008.

Grants of Plan-Based Awards

for Fiscal 2008

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)
Michael R. Minogue	5/30/2007	—	354,000	—	—	85,000	11.27	564,383
Daniel J. Sutherby	5/30/2007	—	100,000	—	5,000	5,000	11.27	89,549
Andrew Greenfield	5/30/2007	—	75,000	—	9,000	10,000	11.27	167,828
David M. Weber	5/30/2007	—	100,000	—	—	—	—	—
William J. Bolt	5/30/2007	—	100,000	—	8,000	8,000	11.27	143,278

(1)	Reflects the dates on which the grants of stock options were approved by the Compensation Committee. No executive officer paid any amount to us in consideration for the grant of any stock options.
(2)	Amounts reported in these columns represent potential payouts set at the beginning of the fiscal year. The amounts actually paid with respect to fiscal 2008 are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” There are no established thresholds or maximums in the plan.
(3)	Represent shares of our common stock subject to restricted stock awards granted under our 2000 Stock Incentive Plan. These shares vest on the third anniversary of the date of grant.
(4)	All awards of stock options were made under our 2000 Stock Incentive Plan. All of the stock options reported in the table vest 25% annually beginning on the first anniversary of the date of grant.
(5)	The exercise price of each stock option reported in the table is equal to the closing market price of our common stock on the grant date.
(6)	Amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts shown reflect the grant date fair values of the awards computed in accordance with SFAS No. 123(R). Generally, the grant date fair value is the full amount that we would expense in our financial statements over the vesting schedule of the award. For stock options, fair value is calculated using the Black-Scholes value on the grant date. In calculating these values, we used the assumptions described in Note 11 to our consolidated financial statements included in our annual report on Form 10-K filed with the SEC for the year ended March 31, 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The actual amount of compensation that may be earned by the executive officer will depend on the extent to which the awards vest and the price of our common stock at the time of exercise or vesting.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by the named executive officers on March 31, 2008.

Outstanding Equity Awards

on March 31, 2008

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Michael R. Minogue	300,000	100,000	9.05	4/5/2014	—	—
	50,000	50,000	9.36	6/8/2015
	65,000	195,000	13.57	6/1/2016
	—	85,000	11.27	5/30/2017

Daniel J. Sutherby	40,000	40,000	9.35	1/3/2016	5,000	65,700
	5,000	15,000	13.57	6/1/2016
	—	5,000	11.27	5/30/2017

Andrew Greenfield	22,500	7,500	14.98	1/4/2015	9,000	118,260
	10,000	10,000	9.36	6/8/2015
	7,500	7,500	8.77	11/16/2015
	10,000	30,000	13.57	6/1/2016
	—	10,000	11.27	5/30/2017

David M. Weber	—	130,000	13.88	4/23/2017	—	—

William J. Bolt	20,000	—	6.69	7/1/2009	8,000	105,120
	40,000	—	15.56	6/28/2010
	25,000	—	24.12	6/22/2011
	50,000	—	6.75	6/25/2012
	16,000	—	5.11	6/26/2013
	13,500	4,500	12.30	7/1/2014
	15,000	15,000	9.36	6/8/2015
	5,000	15,000	13.57	6/1/2016
	—	8,000	11.27	5/30/2017

(1)	These options vest 25% annually for four years on the anniversary of the date of grant.
(2)	The market value of unvested shares of restricted stock is based on $13.14, the closing market price of our common stock on March 31, 2008, the last trading date of fiscal 2008.

Option Exercises and Vesting of Stock

The following table provides information regarding the exercise of stock options by our executive officers and the vesting of stock awards during fiscal 2008. None of our named executive officers exercised any stock options during fiscal 2008.

Stock Vested during Fiscal 2008

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael R. Minogue	8,000	114,400
Daniel J. Sutherby	—	—
David M. Weber	—	—
Andrew Greenfield	—	—
William J. Bolt	—	—

(1)	The value realized on vesting of stock awards is based on the closing market price of our common stock on the date of vesting of the stock award.

Equity Compensation Plans

The following table provides information as of March 31, 2008 regarding securities authorized for issuance under our equity compensation plans, including individual compensation arrangements. Our equity compensation plans include our 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, our 1998 Equity Incentive Plan, our 2000 Stock Incentive Plan, our Employee Stock Purchase Plan and an inducement option we granted to our President and Chief Executive Officer at the time of his hiring. All of these equity compensation plans have been approved by our stockholders except for the inducement option.

Equity Compensation Plan Information

as of March 31, 2008

Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	Number of shares remaining for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
Stock option plans	4,335,928	11.55	987,413	(1)
Employee Stock Purchase Plan	—	—	209,068
Equity compensation plans not approved by stockholders	100,000	9.05	—

Total	4,435,928		1,196,481

(1)	Includes 22,188 shares of common stock under our 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, 177,325 shares of common stock under our 1998 Equity Incentive Plan and 787,900 shares of common stock under our 2000 Stock Incentive Plan.

Arrangements with Named Executive Officers

Employment Agreements. On April 5, 2004 we entered into an employment agreement with Michael R. Minogue in connection with his employment as our President and Chief Executive Officer. In the employment agreement, we agreed to employ Mr. Minogue as our President and Chief Executive Officer, reporting to the

Board of Directors. The agreement initially provided for an annual salary of $325,000 for the fiscal year ended March 31, 2005, and a target bonus for such fiscal year of up to $325,000. Mr. Minogue’s employment agreement also provides that our Compensation Committee will review Mr. Minogue’s salary and target bonus on an annual basis. On May 23, 2008, Mr. Minogue’s salary and target bonus were increased to $371,700. All salary is payable in semi-monthly installments in accordance with our practice. In addition, pursuant to the employment agreement, Mr. Minogue was granted options to purchase 400,000 shares of our common stock. The agreement also provides for, among other things, certain vacation, life insurance and other benefits to Mr. Minogue. The employment agreement has an indefinite term, and is terminable by either party by notice to the other.

On December 13, 2005, Daniel Sutherby accepted our offer letter to become our chief financial officer. The offer letter provided that Mr. Sutherby would receive an annual salary of $225,000 and a signing bonus of $50,000. On May 23, 2008, Mr. Sutherby’s salary was increased to $236,385. In addition, Mr. Sutherby is eligible for a target bonus of $100,000 annually. The offer letter provided for the grant to Mr. Sutherby of an option to purchase 80,000 shares of our common stock on the date his employment started, with an exercise price equal to the closing price of our common stock on the date of grant and vesting over four years. Upon a change of control, Mr. Sutherby’s unvested options will become fully vested. Furthermore, if as a result of the change in control Mr. Sutherby’s position is eliminated, or his responsibilities are substantially diminished or he is required to relocate, he will be eligible to continue to receive his base salary and medical benefits for up to one year.

On April 10, 2007, Dr. David M. Weber accepted our offer letter to become our Chief Operating Officer. The offer letter provided that Dr. Weber would receive a starting salary of $250,000 per year and a signing bonus of $12,000. On May 23, 2008, Dr. Weber’s salary was increased to $262,500. In addition, Dr. Weber is eligible for an annual bonus with a target pay-out of $100,000. The offer letter provided for the grant to Dr. Weber of a stock option to purchase 130,000 shares of our common stock on the date his employment started, vesting annually over four years.

Each of our other executive officers has entered into our standard employment agreements, which contain customary provisions relating to the handling of proprietary information and assignment of inventions, as well as restrictions on competition and solicitation during the period of employment and for two years after termination. In addition, the agreement provides that we may terminate the employee with or without cause, but in the case of a termination without cause more than six months after the date employment begins, we are required to provide 28-days’ prior notice.

Change of Control Agreement. We entered into a change of control agreement with Mr. Minogue when he began employment with us in April 2004. The agreement was entered into in order to provide Mr. Minogue with a sense of job security and the ability to focus on his work without needing to worry about losing his job upon a change of control. The agreement specifically provides that, following a change of control, we will continue to employ Mr. Minogue for twenty-four full months in the same or a similar position at a base annual salary equal to at least twelve times the highest monthly base salary received within the last twelve months prior to the change of control and an annual bonus equal to his average bonus over the last three years. In addition, Mr. Minogue agreed to remain our employee for six full months following a change of control. Upon a change of control, and if Mr. Minogue is still employed at the end of this six-month period, all unvested stock options and stock appreciation rights held by him will become vested. Mr. Minogue can terminate his employment for good reason, and we may terminate his employment for cause. The agreement provides for certain payments to be made to Mr. Minogue or his family upon certain circumstances following a change of control, including upon his death, disability, termination of employment by us without cause, and termination of employment by him for good reason. In the event that Mr. Minogue is obligated to pay any excise taxes, including interest and penalties, under Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Minogue will be entitled to receive a “gross-up” payment such that he will receive an after-tax amount sufficient to enable him to pay all such excises taxes, interest and penalties. The agreement also provides for a continuation of certain benefits provided to Mr. Minogue before the change of control on terms at least as favorable to Mr. Minogue as in effect before the change of control. These payments and benefits are described in more detail below.

Our Compensation Committee is currently considering the approval of change in control agreements with our other named executive officers that would be similar in many respects to that of Mr. Minogue.

Estimated Potential Payments Following a Change of Control

The following table provides information regarding the estimated amounts payable to the individuals named below upon the occurrence of the triggering events described below, in each case assuming that a change of control had occurred on March 31, 2008, the last day of our last fiscal year. The amounts shown as payable upon the triggering events described below do not include amounts earned by the individual and accrued before the occurrence of the triggering event but payable after the triggering event, such as accrued and unpaid salary or the value of accrued but unused vacation days.

Estimated Potential Payments Following

an Assumed Change of Control on March 31, 2008

Name and Triggering Event	Salary ($)	Bonus ($)	Acceleration of Stock Options/SARs ($)	Severance ($)	Benefits Continuation ($)	Gross-up Payment ($)	Total ($)
Michael R. Minogue:
Continues employment for six months (1)	—	—	213,713	—	—	—	213,713

Continues employment for two years (2)	708,000	638,000	213,713	—	25,910	—	1,585,623

Termination by us for cause or by executive without good reason	—	—	—	—	—	—	—

Termination by us other than for cause or by executive for good reason (3)	—	—	756,950	2,168,320	19,432	1,109,756	4,054,458

Daniel J. Sutherby:
Change of control (4)	229,500	—	151,600	—	12,577	—	393,677

(1)	Represents only the estimated value of the acceleration of the vesting of stock options held by the executive that remain unvested on September 30, 2008, six months after an assumed change of control on March 31, 2008, assuming a stock price of $13.14, which was the closing market price of our common stock on March 31, 2008 (the last trading day of our fiscal 2008). This value is based on the difference between such price and the exercise price of the accelerated options. This row does not reflect the value of continued compensation for services rendered during the course of employment. See note 2 below.
(2)	Represents the estimated minimum value of continued annual compensation for services rendered if employment is continued for two years after an assumed change of control on March 31, 2008. The salary figure is calculated using the highest monthly base salary paid or payable in the preceding twelve-month period. The bonus figure represents the average annualized bonus received in the last three fiscal years. If death or disability were to occur during the two-year employment period, the bonus amount payable upon death or disability for the year in which such death or disability were to occur would be reduced on a pro rata basis based on the number of days lapsed during the year of the death or disability and the bonus amount would be based on the greater of the most recent completed fiscal year and the average annualized bonus received in the last three fiscal years.
(3)

Assumes that termination occurs on March 31, 2008. Termination later in the year would also entitle Mr. Minogue to a pro rata portion of his bonus, based on the number of days lapsed during the year prior to termination, of a bonus, estimated as of March 31, 2008 at $354,000. Bonus amounts and severance payments are payable in a lump sum. Benefits continuation consists of the continuation of medical benefits for Mr. Minogue and his family, which are payable over a period of 18 months. Other perquisites and personal benefits are excluded because the estimated aggregate amount of such benefits is less than $10,000.

(4)	Mr. Sutherby will be entitled to receive the described benefits in the event of a change of control, merger or acquisition (as those terms are currently defined in our 2000 Stock Incentive Plan) if Mr. Sutherby’s position is eliminated as a result thereof, or his responsibilities are substantially diminished, or he is required to relocate. The figure given for the acceleration of stock options represents only the estimated value of the acceleration of the vesting of stock options held by the executive, assuming a stock price of $13.14 which was the closing market price of our common stock on March 31, 2008 (the last trading day of our fiscal 2008). This value is based on the difference between such price and the exercise price of the accelerated options.

SECURITIES BENEFICIALLY OWNED BY CERTAIN PERSONS

At the close of business on June 25, 2008, there were issued and outstanding 33,339,123 shares of our common stock entitled to cast 33,339,123 votes. On June 25, 2008, the closing price of our common stock as reported on the Nasdaq Global Market was $18.73 per share. The following table provides information, as of June 25, 2008, with respect to the beneficial ownership of our common stock by:

•	each person known by us to be the beneficial owner of five percent or more of our common stock;

•	each of our directors and nominees for director;

•	each of our executive officers named in the Summary Compensation Table under “Executive Compensation” above; and

•	all of our current directors and executive officers as a group.

This information is based upon information received from or on behalf of the individuals named therein.

Shares Beneficially Owned

FY2008

Name(1)	Outstanding	Right to acquire(2)	Total	Percentage
Great Point Partners, LLC (3)	2,857,000	—	2,857,000	8.6%
165 Mason Street, 3rd Floor
Greenwich, CT 06380
Martin P. Sutter (4)	2,625,000	—	2,625,000	7.9%
Essex Woodlands Health Ventures (5)	2,600,000	—	2,600,000	7.8%
21 Waterway Avenue, Suite 225
The Woodlands, TX 77380
Henri A. Termeer (6)	2,364,638	52,000	2,416,638	7.2%
Genzyme Corporation (7)	2,307,692	—	2,307,692	6.9%
500 Kendall Street
Cambridge, MA 02142
Michael R. Minogue	119,975	618,450	738,425	2.2%
William J. Bolt	36,812	203,500	240,312	*
Desmond H. O’Connell, Jr.	62,876	77,000	139,876	*
W. Gerald Austen	48,200	52,000	100,200	*
Andrew J. Greenfield	30,607	67,500	98,107	*
Daniel J. Sutherby	21,404	51,250	72,654	*
Dorothy E. Puhy	11,500	57,000	68,500	*
David M. Weber	27,000	32,500	59,500	*
Louis E. Lataif	6,576	26,000	32,576	*
Ronald W. Dollens	2,685	26,000	28,685	*
Eric A. Rose	—	13,000	13,000	*
All current executive officers and directors as a group (13 persons) (4,6)	5,357,273	1,276,200	6,633,473	19.2%

*	Less than one percent.
(1)	Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.
(2)	Includes options that will become exercisable within 60 days of June 25, 2008.
(3)

Based on information provided in a Schedule 13G/A filed jointly on February 14, 2008 by Great Point Partners, LLC, Jeffrey R. Jay, M.D. and David Kroin. Great Point is the investment manager of each of Biomedical Value Fund, L.P. (“BVF”) and Biomedical Offshore Value Fund, Ltd. (“BOVF”). Dr. Jay is senior managing member of Great Point and Mr. Kroin is the special managing member of Great Point. The

Schedule 13G/A reports that BVF owns 1,458,001 shares of our common stock and that BOVF owns 1,348,999 shares of our common stock (together, the “Bio Shares”). Each of Great Point, Dr. Jay and Mr. Kroin reported having shared voting and investment power with respect to the Bio Shares. In addition, Dr. Jay reported directed ownership of an additional 50,000 shares of our common stock.

(4)	Includes 2,600,000 shares held by Essex Woodlands Health Ventures. Mr. Sutter is a managing director of Essex Woodlands Health Ventures. See footnote 5.
(5)	Based on information provided in a Schedule 13G filed jointly on April 4, 2007 by Essex Woodlands Health Ventures Fund VI, L.P. (“Essex VI”), Essex Woodlands Health Ventures Fund VII, L.P. (“Essex VII”), Essex Woodlands Health Ventures VI, L.P., the general partner of Essex VI (“Essex VI GP”), Essex Woodlands Health Ventures VII, L.P., the general partner of Essex VII (“Essex VII GP”), Essex Woodlands Health Ventures VI, L.L.C., the general partner of Essex VI GP (“Essex VI General Partner”), Essex Woodlands Health Ventures VII, L.L.C., the general partner of Essex VII GP (“Essex VII General Partner”), and James L. Currie, Jeff Himawan, Mark Pacala, Martin P. Sutter, Immanuel Thangaraj and Petri Vainio (each, a “Manager” and collectively, the “Managers”). Each of the Managers is deemed to have shared voting and investment power with respect to 2,600,000 shares. Each of Essex VII, Essex VII GP and Essex VII General Partner is deemed to have sole voting and investment power with respect to 1,818,182 shares. Each of Essex VI, Essex VI GP and Essex VI General Partner is deemed to have sole voting and investment power with respect to 781,818 shares.
(6)	Includes 2,307,692 shares held by Genzyme Corporation, as to which Mr. Termeer disclaims beneficial ownership. Mr. Termeer is the Chief Executive Officer of Genzyme.
(7)	Based on information provided in a Schedule 13G filed by Genzyme on November 19, 2004.

AUDIT COMMITTEE REPORT

The Board of Directors appointed an Audit Committee to review the Company’s consolidated financial statements and financial reporting procedures, the adequacy and effectiveness of its accounting and financial controls and the independence and performance of its independent registered public accounting firm. The Audit Committee also selects our independent registered public accounting firm. The Audit Committee is governed by a written charter adopted by the Board of Directors. A copy of our audit committee charter, as amended in June 2004, is available through the “Our Company—Corporate Governance” section of our website, located at www.abiomed.com.

The Audit Committee currently consists of three non-employee directors. Each member of the Audit Committee is “independent” within the meaning of the marketplace rules of the Nasdaq Stock Market.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by the Company’s management and independent auditors.

In fulfilling our responsibilities as the Audit Committee, we conferred with Deloitte & Touche, the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2008, regarding the overall scope and plans for Deloitte & Touche’s audit of the Company’s financial statements for the fiscal year ended March 31, 2008. We met with them, with and without the Company’s management present, to discuss the results of their audit and their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. We reviewed and discussed the audited consolidated financial statements for fiscal 2008 with management and the independent auditors.

In addition, during the course of fiscal 2008 and thereafter before filing the Company’s Annual Report on Form 10-K for fiscal 2008, our management completed the documentation, testing and evaluation of the Company’s internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We were kept apprised of the progress of the evaluation and provided oversight to management during the process. In connection with this oversight, we received periodic updates provided by management and Deloitte & Touche at each scheduled Audit Committee meeting to review our progress. At the conclusion of the process, management provided us with, and we reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. We also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for fiscal 2008 filed with the SEC, as well as Deloitte & Touche’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

We reviewed the Company’s audited financial statements with management and Deloitte & Touche. We discussed with Deloitte & Touche the matters required to be discussed by Statement of Auditing Standards No. 61, including a discussion of its judgments as to the quality, not just the acceptability, of the Company’s reporting mechanisms and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States). In addition, we received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with Deloitte & Touche, as well as other matters related to Deloitte & Touche’s independence from management and the Company.

Based on the reviews and discussions referred to above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for fiscal 2008 for filing with the Securities and Exchange Commission.

Audit Committee

Dorothy E. Puhy, Chair

Louis E. Lataif

Desmond H. O’Connell, Jr.

OTHER MATTERS

Audit and Other Fees

The following tables shows fees for professional audit services, audit-related fees, tax fees and other services incurred by us to Deloitte & Touche and PricewaterhouseCoopers for the audit of our annual financial statements for the fiscal years ended March 31, 2007 and March 31, 2008:

Fees	March 31, 2007 ($)
	PricewaterhouseCoopers	Deloitte & Touche
Audit fees	771,540	303,980
Audit-related fees	97,045	—
Tax fees	—	—
All other fees	1,100	—

Total	869,685	303,980

Fees	March 31, 2008 ($)
Deloitte & Touche
Audit fees	1,171,673
Audit-related fees	104,840
Tax fees	239,611
All other fees	—

Total	1,516,124

Audit fees. Audit fees include fees paid by us to Deloitte & Touche and PricewaterhouseCoopers in connection with the annual audit of our financial statements and their review of our interim financial statements as reported in our quarterly filings with the SEC. Audit fees also include fees paid by us to Deloitte & Touche and PricewaterhouseCoopers in connection with their annual audit of our management’s assessment of the effectiveness of our internal control over financial reporting, when applicable, and their audit of the effectiveness of our internal control over financial reporting.

Audit-related fees. Audit-related fees include fees paid by us to Deloitte & Touche and PricewaterhouseCoopers that principally cover assurance and related services that are traditionally performed by our independent registered public accounting firm, including special procedures required by regulatory requirements such as SEC registration statements.

Tax fees. Tax fees cover services performed by the tax personnel of Deloitte & Touche except those services specifically related to the audit of our financial statements, and include fees for tax compliance, tax planning and advice. During fiscal 2008, we incurred $209,611 in tax fees with Deloitte & Touche for a Section 382 study on the availability of our non-operating loss carryforwards in the US and a transfer pricing analysis.

All other fees. During fiscal 2007, we paid $1,100 to PricewaterhouseCoopers for certified professional education for one of our employees. No other fees were paid to PricewaterhouseCoopers or Deloitte & Touche that were not audit or tax-related.

Our Audit Committee has determined that the services Deloitte & Touche performed for us during fiscal 2008 were at all times compatible with its independence.

Policy on Pre-Approval of Audit and Non-Audit Services

Our Audit Committee has the sole authority to approve the scope of the audit and any audit or permitted non-audit services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and permitted non-audit services by our independent registered public accounting firm. Our Audit Committee will not approve the engagement of our independent registered public accounting firm to perform any services that our independent registered public accounting firm would be prohibited from providing under applicable securities laws or the rules of the Nasdaq Stock Market. In assessing whether to approve the use of our independent registered public accounting firm for permitted non-audit services, our Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. Our Audit Committee has delegated pre-approval authority for non-audit services to the Chair of our Audit Committee within the guidelines discussed above. The Chair is required to inform our Audit Committee of each decision at the next regularly scheduled Audit Committee meeting following the decision to permit our independent registered public accounting firm to perform non-audit services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and furnish us with copies of such filings.

Based solely upon review of Forms 3 and 4 and amendments thereto furnished to us with respect to the fiscal year ended March 31, 2008, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% stockholders were fulfilled in a timely manner, except that the initial Form 3 and Form 4 filings for Dr. David M. Weber were not timely filed when he became an executive officer.

Other Proposed Action

Our Board of Directors knows of no other business to come before the Annual Meeting of Stockholders. However, if any other business should properly be presented at the meeting, the proxies will be voted in accordance with the judgment of the person or persons holding the proxies.

Stockholder Proposals

Proposals which stockholders intend to present at our 2009 Annual Meeting of Stockholders and wish to have included in our proxy materials must be received by us no later than March 18, 2009, or, if the date of that meeting is more than 30 calendar days before or after August 13, 2009, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report to Stockholders and Annual Report on Form 10-K

Additional copies of the Annual Report to Stockholders for the fiscal year ended March 31, 2008 and copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to: Investor Relations, ABIOMED, Inc., 22 Cherry Hill Drive, Danvers, Massachusetts 01923.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

Appendix A

ABIOMED, Inc.

2008 STOCK INCENTIVE PLAN

SECTION 1. General Purpose of the Plan

The purpose of this ABIOMED, Inc. 2008 Stock Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, ABIOMED, Inc. (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

SECTION 2. Definitions

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights. Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the Holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 16.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 3.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by the Board of Directors as set forth in Section 18.

“Eligible Person” shall have the meaning set forth in Section 5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by NASDAQ or such other registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K, and (v) is an “independent director” as defined the marketplace rules of NASDAQ or such other registered national securities exchange on which the Stock is listed.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement in good standing from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Performance Share Award” means an Award pursuant to Section 9.

“Restricted Stock Award” means an Award granted pursuant to Section 7.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, $0.01 par value per share, of the Company, subject to adjustments pursuant to Section 4.

“Stock Appreciation Right” means an Award granted pursuant to Section 10.

“Unrestricted Stock Award” means Awards granted pursuant to Section 8.

SECTION 3. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than two (2) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. The Board may establish an additional single-member committee (consisting of an executive officer) that shall have the power and authority to grant Awards to non-executive officers and to make all other determinations under the Plan with respect thereto.

(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards and to approve any agreements modifying the terms and conditions of any Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised; and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 4. Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards (including Stock Appreciation Rights) granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 4, shall be 2,000,000 shares; provided, however, that as of the date the Plan is approved by stockholders of the Company, such maximum number of shares issuable shall be increased by any shares of Stock available for future awards under the Company’s 2000 Stock Incentive Plan, 1998 Equity Incentive Plan or 1989 Non-Qualified Stock Option Plan for Non-Employee Directors (collectively, the “Current Plans”) as of such date. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise), whether under the Plan or under the Current Plans, shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan; provided, however, that shares of Stock used to pay the exercise price of a Stock Option pursuant to Section 6(d)(i)(ii) or (iii), or to pay withholding taxes with respect to an Award pursuant to Section 12(b), (or shares of Stock used to pay the exercise price of any award or to pay withholding taxes under corresponding provisions of any of the Current Plans), and shares of Stock subject to Stock Appreciation Rights (whether under the Plan or under any of the Current Plans) that are not issued upon the exercise of such Stock Appreciation Right, shall not be added back to the shares of Stock with respect to which Awards may be granted; and provided further any increase in the number of shares as a result of forfeiture, cancellation or reacquisition by the Company of shares pursuant to awards under the Current Plans shall not exceed 4,500,000 shares of Stock (subject to adjustment as provided in Section 4(c) below). Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. Solely for the purpose of applying the limitation on the maximum number of shares issuable as set forth in this Section 4(a) (and not for purposes of Section 4(b) below), any shares of Stock that are subject to Options or Stock Appreciation Rights shall be counted against this limit by one share of Stock for every one share of Stock subject to a grant, and any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.5 shares of Stock for every one share of Stock subject to a grant. As of the date the Plan is approved by stockholders of the Company, no additional awards shall be permitted to be granted from the Current Plans and all unexpired awards granted from the Current Plans shall continue in full force and operation except as they may be exercised, be terminated or lapse, by their own terms and conditions.

(b) Limitation on Awards. In no event may any Plan participant be granted Awards (including Stock Appreciation Rights) with respect to more than 300,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(c) Stock Dividends, Mergers, etc. In the event that after the effective date of the Plan, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 4(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the exercise or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 16.

(d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 5. Eligibility.

Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 6. Stock Options.

The Committee may grant Stock Options to Eligible Persons. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option. No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board. The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 6 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the exercise price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable agreement setting forth the terms and conditions of such Option, by one or more of the following methods:

(i) by delivery to the Company of shares of Stock of the Company having a fair market value equal in amount to the aggregate exercise price of the Options being exercised and not subject to restriction under any Company incentive plan; or

(ii) if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iii) by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

(iv) by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

SECTION 7. Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Stockholder. Upon complying with Section 7(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock Award shall remain in the possession of the Company until such shares are vested as provided in Section 7(e) below.

(d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), any shares of Restricted Stock which have not then vested shall automatically be forfeited to the Company.

(e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 14, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8. Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9. Performance Share Awards.

A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award (which may include, without limitation, continued employment by the recipient or a specified achievement by the recipient, the Company or any business unit of the Company), the periods during which performance is to be measured, and all other limitations and conditions applicable to the Award or the Stock issuable thereunder. Upon the attainment of the specified performance goal shares of Stock shall be issued pursuant to the Performance Share Award as soon as practicable thereafter, but in no event later than two and one-half months after the calendar year in which such performance goal is attained.

SECTION 10. Stock Appreciation Rights.

The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person. A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock having an aggregate Fair Market Value equal to the product of (a) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right (which exercise price shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant), multiplied by (b) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after the date the Stock Appreciation Right is granted.

SECTION 11. Termination of Stock Options and Stock Appreciation Rights.

(a) Incentive Stock Options:

(i) Termination by Death. If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one hundred eighty (180) days from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days from the date of such termination of employment, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days from the date of such termination of employment, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(iii) Termination for Cause. If any participant’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(b) Non-Statutory Stock Options and Stock Appreciation Rights. Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 12. Tax Withholding and Notice.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. For purposes of Section 4 hereof, shares of stock that are withheld by or delivered to the Company pursuant to this Section 12 shall not be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(c) Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 13. Transfer and Leave of Absence.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 14. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to decrease the exercise price of any outstanding Stock Option or Stock Appreciation Right, whether through amendment, cancellation and regrant, exchange or any other means, except for changes made pursuant to Section 4(c).

This Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except with the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 15. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

SECTION 16. Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 16:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee; or

(iii) each outstanding Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) prior written notice of such cancellation shall be given to each holder of such an Award and (y) the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards and each holder of such an Award shall have the right to exercise such Award, during the ten (10) day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 17. General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders, with respect to and restrictive legends on, certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or grant of any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

(d) Lock-Up Agreement. By accepting any Award, the recipient shall be deemed to have agreed that, if so requested by the Company or by the underwriters managing any offering of securities of the Company that is the subject of a registration statement filed under the United States Securities Act of 1933, as amended from time to time (the “Act”), the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not to exceed 180 days, plus such additional number of days (not to exceed 35) as may reasonably be requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto from the effective date of the registration statement under the Act for such offering, or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in connection with such offering in a substantially similar lock-up agreement by which each such director and executive officer is bound. If requested by the Company or such underwriters, the recipient shall enter into an agreement with such underwriters consistent with the foregoing.

SECTION 18. Effective Date of Plan.

This Plan shall become effective upon its adoption by the Company’s Board of Directors. If the Plan shall not be approved by the stockholders of the Company within twelve months following its adoption, this Plan shall terminate and be of no further force or effect.

SECTION 19. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

*  *  *

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ABIOMED, Inc.

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH PROPOSAL

The undersigned, revoking all prior proxies, hereby appoints Michael R. Minogue, Daniel J. Sutherby and Stephen C. McEvoy, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of ABIOMED, Inc. which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of ABIOMED, Inc., to be held on August 13, 2008, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE
(Please fill in the reverse side and mail in enclosed envelope)

ANNUAL MEETING OF STOCKHOLDERS OF

ABIOMED, Inc.

August 13, 2008

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of Directors:

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT	NOMINEES:
	(See instructions below)	☐	Ronald W. Dollens	(Class I)
		☐	Desmond H. O’Connell, Jr.	(Class I)
		☐	Dorothy E. Puhy	(Class I)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here:  ☒

2.	Approval of 2008 Stock Incentive Plan:

☐	FOR

☐	AGAINST

☐	ABSTAIN

3.	Ratification of Appointment of Independent Registered Public Accounting Firm:

☐	FOR

☐	AGAINST

☐	ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.